H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Earnings Per Share
Exhibit 11


     Common stock equivalents identified by the Company in determining its primary earnings per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted earnings per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible Preferred Stock, Series D which is convertible into 11.8 million shares of Common Stock at $24.335 per share of Common Stock. The following is a summary of the calculation of earnings per common share:




                                                      For the Three Months Ended     For the Six Months Ended
                                                              June 30,                        June 30,
                                                     ---------------------------    ---------------------------
                                                        1995             1994          1995            1994
                                                     -----------     -----------    -----------     -----------
                                                           (dollars in thousands, except per share data)
Primary earnings per common share:
  Net earnings                                       $    62,234     $    73,541    $   112,930     $   128,896
  Less accumulated dividends on preferred stock          (12,607)        (12,607)       (25,215)        (25,215)
                                                     -----------     -----------    -----------     -----------
      Net earnings attributable to common shares     $    49,627     $    60,934    $    87,715     $   103,681
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      117,296,534     116,917,744    117,329,168     116,930,554
  Dilutive effect of outstanding common stock
    equivalents                                          757,783         280,884        413,779         275,427
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    earnings per share                               118,054,317     117,198,628    117,742,947     117,205,981
                                                     ===========     ===========    ===========     ===========
      Primary earnings per common share              $      0.42     $      0.52    $      0.74     $      0.88
                                                     ===========     ===========    ===========     ===========


Fully diluted earnings per common share:

  Net earnings                                       $    62,234     $    73,541    $   112,930     $   128,896
  Less accumulated dividends on nonconvertible
    preferred stock                                       (8,295)         (8,295)       (16,590)        (16,590)
                                                     -----------     -----------    -----------     -----------
      Net earnings attributable to common shares     $    53,939     $    65,246    $    96,340     $   112,306
                                                     ===========     ===========    ===========     ===========

  Weighted average number of common shares
    outstanding                                      117,296,534     116,917,744    117,329,168     116,930,554
  Dilutive effect of outstanding common stock
    equivalents                                       12,635,521      12,154,241     12,622,267      12,172,313
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    earnings per share                               129,932,055     129,071,985    129,951,435     129,102,867
                                                     ===========     ===========    ===========     ===========
      Fully diluted earnings per common share        $      0.42     $      0.51    $      0.74     $      0.87
                                                     ===========     ===========    ===========     ===========
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